Exhibit 10.1

EXCHANGE AGREEMENT

by and among

WONG CHI SENG,

an individual,

S.H.W. & CO. LIMITED,

an Isle of Man corporation,

WYNN RESORTS, LIMITED,

a Nevada corporation

and

WYNN RESORTS INTERNATIONAL, LTD.,

an Isle of Man corporation

dated as of August 28, 2004

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT dated this 28th day of August, 2004 is entered into by and among WONG CHI SENG (“WCS”), an individual who is a citizen and permanent resident of the Macau Special Administrative Region of the People’s Republic of China (the “MSAR”), S.H.W. & CO. LIMITED, an Isle of Man corporation (“SHW”), WYNN RESORTS INTERNATIONAL, LTD., an Isle of Man corporation (“WRIL”), and WYNN RESORTS, LIMITED, a Nevada corporation (“WRL”).

R E C I T A L S:

WHEREAS, SHW legally and beneficially owns One Hundred Ninety-Six (196) Ordinary “A” Shares, One United Kingdom Pound Sterling (£1.00) par value per share, of Wynn Resorts (Macau) Holdings, Ltd., an Isle of Man corporation (“WRMHL”), represented by WRMHL Share Certificate No. 4, which shares in the aggregate constitute, as of the date hereof, Nineteen and Six-Tenths of One Percent (19.6%) of the issued and outstanding capital and equity interests in WRMHL and Eleven and Eighty-Three Hundredths of One Percent (11.83%) of the issued and outstanding voting power of WRMHL (the ”WRMHL Shares”); and

WHEREAS, WCS legally and beneficially owns Twenty Thousand (20,000) Ordinary Class A Shares, One Thousand MSAR Patacas (MOP1,000) par value per share, of Wynn Resorts (Macau), S.A., a Macau corporation (“WRMSA”), represented by WRMSA Share Certificates Nos. 5 through 24, which shares in the aggregate constitute Ten Percent (10%) of the registered, issued, and outstanding capital and voting power of WRMSA (the “WRMSA Shares”); and

WHEREAS, WCS legally and beneficially owns One Hundred Percent (100%) of all shares and other equity interests in SHW (the “SHW Shares”); and

WHEREAS, WCS and SHW wish to have SHW transfer to WRIL all of the WRMHL Shares and to have the terms of the WRMSA Shares modified in exchange for the transfer to, and in the name of, SHW of One Million (1,000,000) shares of the Common Stock, One United States Cent (US$.01) par value per share (the “WRL Shares”), of WRL, in accordance with, and subject to the terms and conditions of, this Agreement; and

WHEREAS, WRL is willing to issue to Wynn Group Asia, Inc., a Nevada corporation (“WGAI”), the WRL Shares, and immediately thereafter WGAI is willing to transfer such shares to WRIL for the purpose of, immediately thereafter, WRIL transferring such shares to SHW in exchange for the transfer by SHW to WRIL of all of the WRMHL Shares and the modification of the terms of the WRMSA Shares, in accordance with, and subject to the terms and conditions of, this Agreement, which exchange will be completed after the Shelf Registration Statement required to be filed pursuant to the Registration Rights Agreement shall have been declared effective by the SEC; and

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

1. DEFINITIONS. In addition to definitions contained in the preamble and recitals to this Agreement, unless otherwise expressly provided herein, the following terms used in this Agreement have the following meanings:

“Affiliate” of a Person means any Person that, directly or indirectly, through one (1) or more intermediaries, owns, is owned by, or is under common ownership with such first Person, to the extent of more than Twenty Percent (20%) of (a) the beneficial interests of such Person, or (b) the voting power of such Person. For the purpose of determining ownership of any Person other than an individual, an individual shall be considered as owning any voting securities or other beneficial interests owned by members of such individual’s parents, spouse, lineal descendants, and siblings, if any (including, without limitation, any individual related by or through legal adoption), or a trust for the exclusive benefit of any of the foregoing.

“Agreement” means this Exchange Agreement, dated this 28th day of August, 2004, by and among WCS, SHW, WRL and WRIL.

“Amended WRMSA Articles” means the Amended and Restated Articles of Association of WRMSA, in the form attached hereto as Exhibit A.

“Amended WRMSA Shareholders’ Agreement” means the Amended and Restated Shareholders’ Agreement to be entered into by and among WRMSA, WCS, WRIL, and WRML, in the form attached hereto as Exhibit B.

“Closing” has the meaning ascribed to that term in Section 8(a).

“Closing Conditions” has the meaning ascribed to that term in Section 8(a).

“Concession Contract” means the Concession Contract for the Operation of Games of Chance and Other Games in Casinos in the MSAR between WRMSA and the MSAR Government dated June 27, 2002.

“Effective Date” means the date first set forth above.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means all reports and other materials required to be filed under the Exchange Act.

“Governmental Entity” means any (a) court, arbitral tribunal, administrative agency, or commission, (b) nation, state, country, city, town, village, district, or other jurisdiction of any nature, (c) federal, state, local, municipal, foreign, or other government, or (d) other governmental or other regulatory authority or agency.

“HKSAR” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Information” has the meaning ascribed to that term in Section 13(b).

“Joint Cooperation and Implementation Agreement” means the Joint Cooperation and Implementation Agreement between WCS and WRMSA, a copy of which is attached as Exhibit E.

“MSAR” means the Macau Special Administrative Region of the People’s Republic of China.

“MSAR Gaming Law” means (a) Law No. 16/2001 enacted by the MSAR Government, and (b) Administrative Regulations No. 26/2001 promulgated thereunder.

“MSAR Government” means the government of the MSAR, including all MSAR executive bodies and the MSAR legislative council.

“MSAR Patacas” and “MOP” means units of the lawful currency of the MSAR.

“Notice” has the meaning ascribed to that term in Section 13(a).

“Parties” means all of WRL, WRIL, WCS, and SHW.

“Party” means any one (1) of the Parties.

“Person” means any individual, partnership, association, corporation, company, trust, Governmental Entity, or other entity having separate legal personality.

“Preferential Annual Dividend” means the preferential annual payment to the holders of the WRMSA Shares in an amount in the aggregate of up to One Macau Pataca (MOP1).

“Preferential Capital Distribution” means the preferential payment to the holders of the WRMSA Shares in the event of the liquidation of WRMSA or amortization of the WRMSA Shares in an amount in the aggregate of up to One Macau Pataca (MOP1).

“Registration Rights Agreement” means the Registration Rights Agreement entered into by and between SHW and WRL, attached hereto as Exhibit H.

“Restricted Period” has the meaning ascribed to that term in Section 10(o).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Stockholder Questionnaire” has the meaning ascribed to that term in the Registration Rights Agreement.

“Shelf Registration Statement” means the “shelf” registration statement for the WRL Shares annexed to the Registration Rights Agreement, in the form declared effective by the SEC.

“United Kingdom Pounds Sterling” and “£” means units of the lawful currency of the United Kingdom and the Isle of Man.

“United States” has the meaning ascribed to that term in Rule 902 of Regulation S under the Securities Act.

“United States Dollars” and “US$” means units of the lawful currency of the United States of America.

“U.S. Person” has the meaning ascribed to that term in Section 902 of Regulation S under the Securities Act.

“WCS Spouse Consent” means the form of Spouse Consent to be signed by Cheung Wai Hing, the spouse of WCS, a copy of which is attached as Exhibit I.

“WRMHL Capital Call Obligations” means any and all obligations of SHW to contribute further capital to WRMHL pursuant to a Notice of Capital Call, dated February 4, 2004 (as amended), and issued by WRMHL to

WRIL, SHW, SKKG Limited, L’Arc de Triomphe Limited and Classic Wave Limited, which obligations will be assumed by WRIL pursuant to this Agreement.

“WRMHL Shareholders’ Agreement” means the Share Subscription and Shareholders’ Agreement by and among SHW, SKKG Limited, L’Arc de Triomphe Limited, Classic Wave Limited, Yany Kwan Yan Chi, Li Tai Foon, Kwan Yan Ming, WCS, WRIL, and WRMHL dated as of October 15, 2002.

“WRML” means Wynn Resorts (Macau), Limited, a corporation organized under the laws of the HKSAR.

“WRMSA Option Agreement” means the Option Agreement in respect of the WRMSA Shares by and among WCS, WRIL, and WRMSA dated as of the Closing, a copy of which is attached as Exhibit G.

“WRMSA Resolutions” means the Resolutions of the Board of Directors of WRMSA in the form attached as Exhibit C.

“WRMSA Shareholders’ Agreement” means the Shareholders’ Agreement by and among WRMSA, WRIL, WRML, and WCS dated as of October 15, 2002.

2. EXCHANGE OF SHARES. The Parties hereby agree to (a) exchange the WRMHL Shares for the WRL Shares, and (b) modify the terms of the WRMSA Shares, in each case in accordance with, and subject to the terms and conditions of, this Agreement. After such exchange and modification, (i) SHW shall directly, legally, and beneficially own all One Million (1,000,000) of the WRL Shares, (ii) the terms of the WRMSA Shares shall have been modified in accordance with Article 3 and the Amended WRMSA Articles, and (iii) WRIL shall directly, legally, and beneficially own all One Hundred Ninety-Six (196) of the WRMHL Shares.

3. WRMSA SHARES.

(a) Modification of WRMSA’s Articles of Association. The parties acknowledge that: (i) the Articles of Association of WRMSA will be modified by action of WRIL, WCS, and WRML, in the manner set forth in the Amended WRMSA Articles, (ii) the Board of Directors of WRMSA has passed the WRMSA Resolutions, and (iii) the MSAR Government has authorized the Amended WRMSA Articles and the WRMSA Resolutions, in each case to (A) limit the rights of the holders of the WRMSA Shares to liquidation proceeds or other distributions of equity, capital, par value, or other emoluments to the Preferential Annual Dividend and the Preferential Capital Distribution, but (B) preserve in the registered owner of the WRMSA Shares the voting and other social rights that attach to the WRMSA Shares under the laws of the MSAR. The parties agree that, after the Closing, neither WCS nor SHW, still have any direct or indirect equity or capital interest of any type or nature in WRMSA or WRMHL or any right to any distributions of any type or nature from WRMSA or WRMHL, other than the Preferential Annual Dividend and the Preferential Capital Distribution, except (I) by SHW indirectly through its ownership of the WRL Shares, which ownership shall be subject to the Articles of Incorporation and Bylaws of WRL and all terms and conditions of this Agreement, and (II) by WCS indirectly through his ownership of the SHW Shares, which ownership shall be subject to the terms and conditions of this Agreement.

(b) WRMSA Option. At or prior to the Closing, WCS, WRIL, and WRMSA shall enter into the WRMSA Option Agreement, to take effect as of the Closing, pursuant to which WCS shall grant to WRIL or its designee or transferee the option to acquire the WRMSA Shares in accordance with the terms and subject to the conditions of the WRMSA Option Agreement.

(c) Documents for Transferring WRMSA Shares. During the period WCS serves as Executive Director of WRMSA, WCS shall continue to be the registered owner of the WRMSA Shares, subject to the terms and conditions of this Agreement, the Amended WRMSA Shareholders’ Agreement, and the WRMSA Option Agreement. On or before the Closing, WCS shall deliver to WRIL or its designee (i) WRMSA Share Certificates Nos. 5 through 24, and any other share certificates that WRMSA may issue to WCS at any time before the Closing, all of which shall be endorsed for transfer and undated, (ii) all other signed documents reasonably determined by WRIL or its designee to be necessary for completing the transfer of the WRMSA Shares, and (iii) a signed original of the WRMSA Option Agreement, all of which shall be retained by WRIL or its designee for safekeeping and to ensure the fulfillment of the terms and conditions of this Agreement, the Amended WRMSA Shareholders’ Agreement, and the WRMSA Option Agreement and which may be used by WRIL or its designee at any time to exercise the option to acquire the WRMSA Shares in accordance with the terms and subject to the conditions of the WRMSA Option Agreement and the Amended WRMSA Shareholders’ Agreement and effect the transfer of the WRMSA Shares to WRIL or any other Person as WRIL shall in its sole and absolute discretion designate, subject to the authorization of the MSAR Government.

(d) WRMSA Shareholders’ Agreement. The parties acknowledge that WCS, WRIL, WRML, and WRMSA will amend the WRMSA Shareholders’ Agreement in accordance with the Amended WRMSA Shareholders’ Agreement, to take effect as of the Closing.

4. WRMHL SHARES. On or before the Closing, SHW shall deliver to WRIL (a) a signed transfer form in respect of the WRMHL Shares, which shall constitute a delivery of the WRMHL Shares and WRMHL Share Certificate No. 4, and (b) all other executed documents reasonably determined by WRIL to be necessary for completing the transfer to WRIL of all of the WRMHL Shares. Upon Closing, WRIL shall assume all liabilities and obligations of SHW in respect of the WRMHL Capital Call Contributions, and undertake to make payment of the same as and when due. After the transfer of the WRMHL Shares to WRIL pursuant to this Agreement, WRIL will be the sole registered and beneficial owner of the WRMHL Shares. WCS and SHW acknowledge that, after such transfer and subject to the WRMHL Capital Call Obligations, WRIL may (i) continue to hold the WRMHL Shares, (ii) directly or indirectly transfer the WRMHL Shares to one (1) or more of its Affiliates, (iii) take action to liquidate and dissolve WRMHL, or (iv) take any other action in accordance with applicable law as WRIL, in its sole and absolute discretion, may wish in connection with WRMHL or the WRMHL Shares.

5. WRL SHARES.

(a) Delivery of WRL Shares. On or before the Closing, WRIL shall deliver to SHW (i) a share certificate representing the WRL Shares, issued in the name of SHW, and (ii) all other executed documents reasonably determined by WRIL to be necessary for completing the transfer of the WRL Shares to SHW. After the issuance of the WRL Shares to SHW pursuant to this Agreement, SHW will be the sole registered and beneficial owner of the WRL Shares.

(b) Registration Rights Agreement. Simultaneously with the execution of this Agreement, SHW and WRL have signed and delivered to each other the Registration Rights Agreement.

(c) Registration of WRL Shares. The WRL Shares shall be registered on the terms, and subject to the conditions, set forth in the Registration Rights Agreement.

6. EXECUTIVE DIRECTOR OF WRMSA.

(a) Modification of WRMSA’s Articles of Association. Resolutions. The parties acknowledge that: (i) the Articles of Association of WRMSA will be modified by action of WRIL, WCS, and WRML, as set forth in the Amended WRMSA Articles and (ii) the Board of Directors of WRMSA has passed the WRMSA Resolutions.

(b) Continuing Service by WCS. After the Closing, WCS shall continue to serve as the Executive Director of WRMSA and to perform the duties of Executive Director, as specified in (i) the Amended WRMSA Articles, (ii) the WRMSA Resolutions, and (iii) the Joint Cooperation and Implementation Agreement, until such continued service as Executive Director shall be terminated in accordance with the Joint Cooperation and Implementation Agreement.

7. RESIGNATION FROM BOARD OF DIRECTORS OF WRMHL. Subject to Closing, WCS resigns as a member of the Board of Directors of WRMHL, with effect from the Closing Date. Provided that the Closing has occurred, WCS agrees to resign as a member of the Board of Directors of WRMSA upon request by WRL or WRIL, and in response to such request shall deliver to WRIL his signed resignation as Executive Director of WRMSA in the form attached as Exhibit F, provided that such resignation shall not take effect prior to the Closing Date and provided further that, at the time of any such request, WRL or WRIL, as the case may be, shall furnish WCS with evidence of the approval of the MSAR Government of his resignation as a member of the Board of Directors of WRMSA and the appointment, and approval of the MSAR Government, of a replacement Executive Director.

8. CLOSING.

(a) Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in Hong Kong, as promptly as practicable, and in any case, within fourteen (14) days after all of the conditions to closing set forth in Section 8(b) (collectively, the “Closing Conditions”), save for those to be performed at the Closing, have been fulfilled or waived by Notice from the relevant Party. Notice of the date and time of the Closing shall be given by WRIL to each of WCS and SHW as promptly as practicable, but in any event no later than 14 days prior to the Closing, unless otherwise agreed.

(b) Closing Conditions.

(i) Conditions to the Obligations of Each Party to Effect the Closing. The respective obligations of each Party to effect the Closing are subject to the conditions that, at the time of the Closing, no law, rule, or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing, and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing; and (B) the MSAR Government shall have acknowledged in writing that it has reviewed the terms of this Agreement and authorizes its contents and all transactions contemplated herein.

(ii) Conditions to the Obligations of WRIL and WRL to Effect the Closing. The obligations of WRIL and WRL to effect the Closing are subject to the fulfillment of each of the following conditions precedent to the satisfaction of WRIL or WRL, as the case may be, in its reasonable discretion, or the waiver thereof by Notice from WRL or WRIL, as applicable, to WCS and SHW, on or before the Closing (or, if such condition is required to be fulfilled before the Closing, on or before the date such condition is required to be fulfilled):

(A) SHW shall have delivered to WRIL (I) a signed transfer form in respect of the WRMHL Shares, which shall constitute a delivery of the WRMHL Shares and WRMHL Share Certificate No. 4, and (II) all other executed documents reasonably determined by WRIL to be necessary for completing the transfer to WRIL of the WRMHL Shares;

(B) WCS shall have delivered to WRIL (I) WRMSA Share Certificates Nos. 5 through 24, and any other share certificates that WRMSA may issue to WCS at any time before the Closing, all of which shall have been endorsed for transfer and undated, and (II) all other executed documents reasonably determined by WRIL or its designee to be necessary for completing the transfer to WRIL or its designee of the WRMSA Shares upon exercise by WRIL or its designee of the option to acquire the WRMSA Shares in accordance with the terms and subject to the conditions of the WRMSA Option Agreement;

(C) WCS shall have acknowledged to WRIL in writing (I) the role and duties of the Executive Director of WRMSA, as set forth in (a) the Amended WRMSA Articles, (b) the WRMSA Resolutions, (c) the Joint Cooperation and Implementation Agreement, and (d) Exhibit D hereto, and (II) his Agreement to serve as Executive Director of WRMSA subject to such role and duties;

(D) WCS and SHW shall have executed all Resolutions of the Boards of Directors and Shareholders of WRMSA and WRMHL from the commencement of their existences through the Closing, including without limitation the WRMSA Resolutions;

(E) The WRMHL Shareholders’ Agreement shall have been terminated with respect to SHW, effective as of the Closing;

(F) The representations and warranties set forth in Article 10 shall be true and correct on the Effective Date (or, if made as of a specified date, as of such date) and as of the Closing (or, if made as of a specified date, as of such date) and WCS and SHW shall have so certified to WRIL at the Closing;

(G) SHW shall have delivered to WRIL certified copies of the Resolutions of the Boards of Directors and Shareholders of SHW evidencing the legal right, power, and authority of SHW to enter into, execute, and deliver this Agreement and each other document contemplated by this Agreement and to consummate the transactions contemplated by this Agreement;

(H) On or before the Effective Date, each of WCS and SHW shall have delivered to WRIL the signed original Declaration attached to the WRMHL Shareholders’ Agreement, dated as of October 15, 2002;

(I) SHW shall have signed and delivered to WRL the Registration Rights Agreement;

(J) SHW shall have signed and delivered to WRMSA the Joint Cooperation and Implementation Agreement;

(K) WCS shall have delivered to Société Générale, Hong Kong Branch (“SG”), or such other of WRMSA’s lenders as WRIL shall designate a pledge of the WRMSA Shares, in form and substance acceptable to WRIL, SG, and such other of WRMSA’s lenders, in their sole discretion;

(L) WCS shall have delivered to WRL or WRIL the duly signed WCS Spouse Consent;

(M) WCS shall have signed and delivered to WRL and WRIL the WRMSA Option Agreement; and

(N) All of the covenants and obligations that WCS and SHW are required to perform or comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

(iii) Conditions to the Obligations of WCS and SHW to Effect the Closing. The obligations of WCS and SHW to effect the Closing are subject to the fulfillment of each of the following conditions precedent to the satisfaction of WCS and SHW, in their reasonable discretion, or the waiver thereof by Notice from each of WCS and SHW, on the one hand, to WRL and WRIL, on the other hand, on or before the Closing:

(A) WRIL shall have delivered to SHW a share certificate representing the WRL Shares;

(B) The representations and warranties set forth in Article 9 shall be true and correct on the Effective Date (or, if made as of a specified date, as of such date) and as of the Closing (or, if made as of a specified date, as of such date) and each of WRL and WRIL shall have so certified to WCS and SHW at the Closing;

(C) WRIL shall have delivered to WCS and SHW certified copies of the resolutions of WRIL’s shareholders and Board of Directors and WRL shall have delivered to WCS and SHW certified copies of the resolutions of WRL’s Board of Directors, in each case evidencing the legal right, power, and authority of WRIL or WRL, as the case may be, to enter into, execute, and deliver this Agreement and such other documents contemplated by this Agreement and to consummate the transactions contemplated by this Agreement;

(D) WRL shall have signed and delivered to SHW the Registration Rights Agreement;

(E) The Shelf Registration Statement required to be filed pursuant to the Registration Rights Agreement shall have been declared effective by the SEC;

(F) WRMSA shall have signed and delivered to WCS the Joint Cooperation and Implementation Agreement;

(G) WRMSA and WRIL shall each have signed and delivered to WCS the WRMSA Option Agreement; and

(H) All of the covenants and obligations that WRL and WRIL are required to perform or comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

(c) Failure of Closing to Occur. In the event that (i) WCS or SHW shall breach any of the terms or conditions of this Agreement, (ii) WRL or WRIL shall breach any of the terms or conditions of this Agreement, or (iii) the Closing shall not have occurred on or before November 28, 2004, WRL and WRIL (in the case of (i) or (iii)) and each of WCS and SHW (in the case of (ii) or (iii) shall have the ability to exercise any or all of the following rights, in their sole and absolute discretion:

(A) to terminate this Agreement, in which case all arrangements among the Parties existing before the signing of this Agreement shall remain in effect;

(B) to take any and all action under any or all of this Agreement and the WRMHL Shareholders’ Agreement; and

(C) all other legal or equitable rights or remedies available to it.

9. REPRESENTATIONS AND WARRANTIES OF WRIL AND WRL. Each of WRL and WRIL hereby represents and warrants to WCS and SHW that:

(a) Organization and Good Standing of WRIL AND WRL. Each of WRIL and WRL (i) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite corporate power to own its properties and to carry on its business as now being conducted and, in the case of WRL, as described in the Exchange Act Reports that have been filed by WRL, and (iii) is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify or be in good standing would not have a material adverse effect on its business, operations, or financial condition.

(b) Power and Authority; Authorization of Agreement. Each of WRL and WRIL has all requisite power and authority, corporate or otherwise, to (i) enter into this Agreement and the other agreements entered or to be entered into by it relating thereto, and (ii) consummate the transactions contemplated by this Agreement and the other agreements entered or to be entered into by it relating thereto. This Agreement (A) has been duly executed by WRIL and WRL, (B) has been delivered to WCS and SHW by WRIL and WRL, (C) has been effectively authorized by all necessary action, corporate or otherwise, of WRIL and WRL, and (D) constitutes a legal, valid, and binding obligation of WRIL and WRL in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(c) WRL Shares. After the Closing, SHW will own all One Million (1,000,000) of the WRL Shares free and clear of all security interests, liens, claims, or encumbrances.

(d) No Breach of Other Instruments. None of the execution, delivery, or performance of this Agreement or any of the transactions contemplated hereby or the fulfillment by WRIL and WRL of each of the terms and conditions hereof shall violate or conflict with, result in a breach of any of the terms or conditions of, constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in the forfeiture of any right of WRL or WRIL under, or create any lien, security interest, charge, or encumbrance on any of the properties of WRL or WRIL pursuant to any material agreement, indenture, mortgage, bond, deed of trust, promissory note, lease, franchise, permit, license, registration, qualification, or other obligation or instrument to which WRL or WRIL is a party or by which WRL or WRIL or any of its properties or assets is bound or affected, pursuant to the terms, conditions, and provisions of (i) any such agreement or instrument, (ii) any law, rule, or regulation applicable to WRL or WRIL, (iii) any order, writ, injunction, decree, or judgment of any court, governmental body, or arbitrator by which WRL or WRIL is bound, or (iv) the Memorandum and Articles of Association or other governing documents of WRL or WRIL.

(e) Brokers or Finders. No agent, broker, investment banker, financial advisor, or other unaffiliated firm or Person will be entitled to any brokers’ or finders’ fee or any other commission or similar fee in connection with the Closing.

(f) Consents. No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over WRL or WRIL, or any subsidiary or Affiliate thereof, is required for the execution by WRL or WRIL of this Agreement and the other agreements to be delivered in connection herewith and the performance by WRL or WRIL of their respective obligations under this Agreement and all other agreements entered into by WRL or WRIL relating hereto, including, without limitation, the issuance and sale of the WRL Shares, except for those that have already been obtained or the failure of which to be obtained would not have a material adverse effect on the ability of WRL or WRIL to perform their respective obligations under such agreements.

(g) The WRL Shares. The WRL Shares, when issued in accordance with the terms of this Agreement:

(i) will be free and clear of any security interests, liens, claims, or other encumbrances, subject only to restrictions upon transfer under the Securities Act and applicable state and foreign securities laws;

(ii) will be duly and validly authorized, fully paid, and nonassessable;

(iii) will not have been issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities or debt or other agreements of WRL; and

(iv) will not subject the holders thereof to personal liability by reason of being holders thereof.

(h) Litigation. There is no pending or, to the best of its knowledge, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over WRL or WRIL or any Affiliate thereof that would affect the execution by WRL or WRIL or the performance by WRL or WRIL of their respective obligations under this Agreement or under the other agreements entered or to be entered into by WRL or WRIL relating hereto, except for such as would not have a material adverse effect on the ability of WRL or WRIL, as the case may be, to perform its obligations under such agreements. Except as otherwise disclosed in the Exchange Act Reports that have been filed by WRL, there is no pending or, to the best of WRL’s knowledge, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over WRL or any of its Affiliates, which action, suit, proceeding, or investigation, if determined adversely to WRL, could reasonably be expected to have a material adverse effect on the business, operations, or financial condition of WRL.

(i) Reporting Company. WRL is subject to the reporting obligations of Section 13 of the Exchange Act and has a class of shares registered pursuant to Section 12(g) of the Exchange Act. Pursuant to the provisions of the Exchange Act, WRL has timely filed all Exchange Act Reports with the SEC during the preceding twelve months.

(j) Securities Act Compliance; No Material Omissions or Misleading Statements. The Shelf Registration Statement will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Shelf Registration Statement in reliance upon and in conformity with written information furnished to WRL in the Selling Stockholder Questionnaire or through an instrument duly executed by SHW or WCS specifically stating that it is for use in the preparation of the Shelf Registration Statement.

(k) Exchange Act Compliance. The documents incorporated by reference in the Shelf Registration Statement, at the time they were or are filed with the SEC, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Shelf Registration Statement, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) No Material Adverse Change. Except as otherwise disclosed in the Exchange Act Reports that have been filed by WRL, since June 30, 2004 there has been no material adverse change in the business, operations, or financial condition of WRL.

(m) No Directed Selling Efforts. None of WRL, WRIL, any of WRL’s Affiliates, or to WRL’s knowledge, any Person acting on behalf of WRL or any of its Affiliates, has conducted any “directed selling efforts” (as that term is defined in Regulation S under the Securities Act) in connection with the offer or sale of the WRL Shares.

(n) No General Solicitation. None of WRL, WRIL, any of WRL’s Affiliates, or to WRL’s knowledge, any Person acting on behalf of WRL or any of its Affiliates, has engaged in any form of “general solicitation or general advertising” (as that term is defined in Regulation D under the Securities Act) in connection with the offer or sale of the WRL Shares.

(o) Correctness of Representations. Each of WRL and WRIL represents that the foregoing representations and warranties are true and correct as of the Effective Date (or, if made as of a specified date, as of such date) in all material respects, and, unless WRL and WRIL otherwise notify the other Parties prior to the Closing, shall be true and correct in all material respects as of the date of Closing (or, if made as of a specified date, as of such date).

10. REPRESENTATIONS AND WARRANTIES OF WCS AND SHW. Each of WCS and SHW hereby jointly and severally represents and warrants to WRL and WRIL that:

(a) Citizenship and Residence. WCS is a citizen and permanent resident of the MSAR.

(b) Organization and Good Standing. SHW is a corporation duly organized, validly existing, and in good standing under the laws of the Isle of Man. There is no plan of reorganization, plan of liquidation, plan of dissolution, plan of merger, or other plan relating to the organization or existence of SHW.

(c) Ownership of WRMSA Shares and SHW Shares. WCS legally and beneficially owns all of the WRMSA Shares and all of the SHW Shares, in each case free and clear of all security interests, liens, claims, or encumbrances, except as required by this Agreement, the WRMSA Shareholders’ Agreement, the WRMHL Shareholders’ Agreement, and the WRMSA Option Agreement.

(d) Ownership of WRMHL Shares. SHW legally and beneficially owns all of the WRMHL Shares, free and clear of all security interests, liens, claims, and encumbrances, except for the WRMHL Capital Call Obligations and as required by this Agreement and the WRMHL Shareholders’ Agreement. After the Closing, WRIL will own all One Hundred Ninety-Six (196) of the WRMHL Shares, free and clear of all security interests, liens, claims, or encumbrances save as set out above.

(e) No Other Interests. No Person other than WCS has any direct or indirect interest in the WRMSA Shares and WCS has not made any promises or other obligations to any Person regarding any right to or interest in the WRMSA Shares, save for interests or rights arising pursuant to the WRMSA Option Agreement and this Agreement, and except for any conjugal or community property rights on the part of WCS’s spouse which are being waived by WCS’s spouse pursuant to the WCS Spouse Consent. No Person other than SHW and WCS has any direct or indirect interest in the WRMHL Shares or the SHW Shares, and neither WCS nor SHW has made any promises or other obligations to any Person regarding any right to or interest in the WRMHL Shares, the SHW Shares, or the WRL Shares, save for interests or rights arising pursuant to the WRMHL Shareholders’ Agreement and this Agreement, and except for any conjugal or community property rights on the part of WCS’s spouse which are being waived by WCS’s spouse pursuant to the WCS Spouse Consent.

(f) Power and Authority; Authorization of Agreement. Each of SHW and WCS has all requisite power and authority, corporate or otherwise, to (i) carry on its business as contemplated by this Agreement, (ii) enter into this Agreement and the other agreements entered or to be entered into by each of them relating thereto, and (iii) consummate the transactions contemplated by this Agreement and the other agreements entered or to be entered into by each of them relating thereto. This Agreement (A) has been duly executed by SHW and WCS, (B) has been delivered to WRIL by SHW and WCS, (C) has been effectively authorized by all necessary action, corporate or otherwise, of SHW, and (D) constitutes a legal, valid, and binding obligation of SHW and WCS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(g) Consents. No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over WCS or SHW is required for the execution by WCS or SHW of this Agreement and the other agreements to be delivered in connection herewith and the performance by WCS and SHW of their respective obligations under this Agreement and all other agreements entered into by WCS or SHW relating hereto, including, without limitation, the issuance and sale of the WRL Shares, except for those that have already been obtained or the failure of which to be obtained would not have a material adverse effect on the ability of WCS and SHW to perform their respective obligations under such agreements.

(h) Litigation. There is no pending or, to the best of WCS and SHW’s knowledge, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over WCS, SHW, or any of their respective Affiliates that would affect the execution by WCS and SHW or the performance by WCS and SHW of their respective obligations under this Agreement or under the other agreements entered or to be entered into by WCS and SHW relating hereto, except for such as would not have a material adverse effect on the ability of WCS and SHW to perform their respective obligations under such agreements. There is no pending or, to the best of WCS and SHW’s knowledge, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over WRL or any of its Affiliates, which action, suit, proceeding, or investigation, if determined adversely to WCS or SHW, could reasonably be expected to have a material adverse effect on the business, operations, or financial condition of WCS or SHW.

(i) No Breach of Other Instruments. None of the execution, delivery, or performance of this Agreement or any of the transactions contemplated hereby or the fulfillment by either WCS or SHW of each of the terms and conditions hereof shall violate or conflict with, result in a breach of any of the terms or conditions of, constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in the forfeiture of any right of either WCS or SHW under, or create any lien, security interest, charge, or encumbrance on any of the properties of either WCS or SHW pursuant to any material agreement, indenture, mortgage, bond, deed of trust, promissory note, lease, franchise, permit, license, registration, qualification, or other obligation or instrument to which either WCS or SHW is a party or by which either WCS or SHW or any of the properties or assets of either WCS or SHW is bound or affected, pursuant to the terms, conditions, and provisions of (i) any such agreement or instrument, (ii) any law, rule, or regulation applicable to either WCS or SHW, (iii) any order, writ, injunction, decree, or judgment of any court, governmental body, or arbitrator by which either WCS or SHW is bound, or (iv) the Memorandum and Articles of Association or other governing documents of SHW.

(j) Knowledge and Experience. Each of WCS and SHW is knowledgeable, sophisticated, and experienced in business and financial matters.

WCS and SHW are able to afford the complete loss of his or its investment in the WRL Shares.

(k) Questions Regarding Investment in WRL. Each of WCS and SHW has been given a full opportunity to ask questions of, and to receive answers from, WRL and its representatives concerning an investment in the WRL Shares, the business of WRL, and such other information as WCS or SHW desires in order to evaluate an investment in the WRL Shares, and all such questions have been answered to the full satisfaction of WCS and SHW.

(l) Information Regarding WRL. Each of WCS and SHW has been furnished with all publicly available information about WRL’s assets, operations, and business activities which WCS or SHW has requested and which WCS or SHW considers necessary or relevant to enable WCS and SHW to make a decision about an investment in the WRL Shares.

(m) Brokers or Finders. No agent, broker, investment banker, financial advisor, or other unaffiliated firm or Person will be entitled to any brokers’ or finders’ fee or any other commission or similar fee in connection with the Closing.

(n) Regulation S. Each of WCS and SHW: (i) (A) is domiciled and has his or its principal place of business outside the United States; (B) certifies that he or it is not a U.S. Person and is not acquiring the WRL Shares for the account or benefit of any U.S. Person; and (C) at the time of the invitation to acquire the WRL Shares, the execution of this Agreement, and the Closing, none of he, it, or any Person acting on his or its behalf in connection therewith was located or, in the case of the Closing, will be located, in the United States; (ii) is not a “distributor” (as that term is defined in Regulation S under the Securities Act) or a “dealer” (as that term is defined in the Securities Act); and (iii) has not engaged, has no actual knowledge that any Person has engaged, and will not engage or cause any Person to engage, in any “directed selling efforts” (as that term is defined in Regulation S under the Securities Act) in the United States with respect to the WRL Shares.

(o) Regulation S Acknowledgments. Each of WCS and SHW has been advised and acknowledges that (i) the WRL Shares have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States, or the securities laws or regulations of any other jurisdiction in the world; (ii) it is a condition to the availability of the “safe harbor” of Regulation S under the Securities Act that the WRL Shares not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one (1) year following the Closing (the “Restricted Period”); (iii) notwithstanding the foregoing, prior to the expiration of the Restricted Period, the WRL Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person, the WRL Shares are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to a Person other than a U.S. Person; (iv) WRL shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 10(o) and shall transfer such WRL Shares on the books of WRL only to the extent consistent therewith; and (v) WRL shall refuse to register any transfer of the WRL Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act.

(p) Sale of WRL Shares. SHW is acquiring the WRL Shares for its own account, for investment only, and not with a view to, or for resale in connection with, the public sale or distribution thereof, except pursuant to, and in connection with the effective Shelf Registration Statement, or pursuant to an available exemption from the registration requirements of the Securities Act.

(q) No General Solicitation; No Offers to Sell. None of WCS, SHW, or any Person acting of behalf of WCS or SHW has engaged in any form of “general solicitation or general advertising” (as that term is defined in Regulation D under the Securities Act) in connection with the offer or sale of the WRL Shares. None of WCS, SHW, or any Person acting on behalf of WCS or SHW has offered to sell the WRL Shares (within the meaning of the Securities Act) prior to the Effective Date, and none of WCS, SHW, or any Person acting on behalf of WCS or SHW shall offer to sell the WRL Shares (within the meaning of the Securities Act) other than pursuant to the effective Shelf Registration Statement or pursuant to an available exemption from the registration requirements of the Securities Act and other applicable securities laws.

(r) Gaming Laws. Each of WCS and SHW is aware of the provisions of Article VII of WRL’s Second Amended and Restated Articles of Incorporation relating to compliance with gaming laws.

(s) Registration of Transfer of WRL Shares. Each of WCS and SHW has been advised and acknowledges that (i) any transfer or sale of any WRL Shares in violation of this Agreement or the Registration Rights Agreement shall be null and void ab initio, (ii) WRL may not register, recognize, or give effect to, and may place a stop transfer order against, any such transfer or sale, and (iii) the desired transferee shall not acquire any rights in such WRL Shares for any purpose.

(t) Correctness of Representations. Each of WCS and SHW represents and warrants that the foregoing representations and warranties are true and correct as of the Effective Date (or, if made as of a specified date, as of such date) in all material respects, and, unless WCS or SHW otherwise notifies WRIL prior to the Closing, shall be true and correct in all material respects as of the date of Closing (or, if made as of a specified date, as of such date).

11. COVENANTS OF WCS AND SHW.

(a) Service of WCS as Executive Director. WCS hereby covenants that he shall (i) continue to be a citizen and permanent resident of the MSAR for so long as he remains the holder of the WRMSA Shares or the Executive Director of WRMSA, (ii) continue to own all of the WRMSA Shares until WRIL or its designee exercises the option to acquire the WRMSA Shares in accordance with the terms and subject to the conditions of the WRMSA Option Agreement, and (iii) continue to serve as Executive Director of WRMSA until such service is terminated in accordance with the Joint Cooperation and Implementation Agreement.

(b) Further Assurances. Each of WCS and SHW shall use his or its respective reasonable best efforts to do all things and take all actions necessary to effect the transactions contemplated by this Agreement, both before and after the Closing.

12. COVENANTS OF WRL AND WRIL.

(a) Tax Indemnity. Each of WRL and WRIL shall indemnify and hold harmless SHW and WCS for any United States Federal income tax actually imposed on SHW or WCS solely pursuant to the United States Foreign Investment in Real Property Tax Act of 1980, as amended and as in effect at the time of the Closing (“FIRPTA”), net of any offsets, deductions, or credits to which SHW and WCS may be entitled, solely in respect of the difference between (a) the closing price of the WRL Shares on the date of the Closing (the “Closing Date”), as customarily ascertained by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) and published in recognized newspapers (such as the Wall Street Journal and Financial Times) or disseminated by recognized quotation services (such as Reuters and Bloomberg), and (b) the tax basis for United States Federal income tax purposes of the WRL Shares in the hands of SHW immediately after the Closing. For the avoidance of doubt, neither WRL nor WRIL shall have any liability or obligation of any nature in respect of United States Federal income tax imposed as a result of any gain accrued on the WRL Shares after the Closing or for any other reason whatsoever, whether pursuant to FIRPTA or otherwise. In the event the United States Internal Revenue Service proposes to assess United States Federal income tax on SHW or WCS pursuant to FIRPTA in respect of any gain accrued on the WRMHL Shares during the period preceding the Closing, SHW or WCS shall immediately give Notice to WRL or WRIL of such proposed assessment and the details thereof. In the event of such a proposed assessment, either WRL or WRIL, at its sole cost and expense, may assume control of the assessment proceeding to contest such assessment or take any other action WRL or WRIL deems appropriate, in its sole discretion, including without limitation commencing or defending a legal proceeding on behalf of SHW or WCS, settling the proposed assessment or actual assessment, paying tax, or otherwise, and using counsel of either WRL’s or WRIL’s choice, in its sole discretion. As and to the extent requested by WRL, WCS and SHW shall cooperate fully with WRL, at WRL’s sole expense, in contesting any assessment hereunder. The Parties acknowledge and agree that the exchange of the WRMHL Shares for the WRL Shares pursuant to this Agreement does not constitute a tax-free reorganization or other tax-free exchange under the Internal Revenue Code of 1986, as amended. None of SHW, WCS, or any Person acting by, through, for, or on behalf of SHW, WCS, or any of their respective Affiliates shall (i) file any tax return, report, or other document with the United States Internal Revenue Service or take any position or action of any kind to treat the exchange by SHW of the WRMHL Shares for the WRL Shares as an exchange entitled to tax-free non-recognition treatment under the United States Internal Revenue Code of 1986, as amended, or any successor legislation, or (ii) take any action the purpose or intent of which is to prejudice the defense of any claim subject to indemnification hereunder or induce any Person to assert a claim subject to indemnification hereunder.

(b) Further Assurances. Each of WRL and WRIL shall use its commercially reasonable efforts to do all things and take all actions necessary to effect the transactions contemplated by this Agreement, both before and after the Closing, including obtaining all MSAR Government approvals.

13. MISCELLANEOUS.

(a) Notices. All notices, demands, and other communications required or permitted under this Agreement (each, a “Notice”) shall be in writing and, at the option of the notifying Person, shall be either (i) personally delivered, (ii) transmitted by certified or registered mail, postage prepaid, return receipt requested, or (iii) sent by reputable international air courier, postage prepaid, to the appropriate Person, as follows:

To SHW or WCS:	S.H.W. & Co. Limited or

Wong Chi Seng
c/o Hau, Lau, Li & Yeung
Unit 1702-7, 17th Floor
Far East Finance Centre
16 Harcourt Road
Admiralty
Hong Kong
Attn: Ms. Phyllis Lam

with a copy to:	Wong Chi Seng
No. 1 Avenida do Coronel Mesquita
33rd Floor, Block A&B
Macau

To WRL:	Wynn Resorts, Limited
3131 Las Vegas Blvd. So.
Las Vegas, NV 90109
United States of America
Attn: General Counsel

To WRIL:	Wynn Resorts, Limited
3131 Las Vegas Blvd. So.
Las Vegas, NV 89109
United States of America
Attn: General Counsel

in all cases, with copies to:	Fulbright & Jaworski LLP
The Hong Kong Club Building
Suite 1901
3A Chater Road, Central
Hong Kong
Attn: Albert Theodore Powers

The effective date of any Notice will be deemed to be (A) the date of receipt, if delivered personally, (B) the date seven (7) days after posting, if sent by registered or certified mail, or (C) the date three (3) days after delivery to an international air courier, as the case may be. The address of any Person set forth above may be changed at any time and from time to time by such Person by Notice given pursuant to this Section 13(a).

(b) Confidentiality. Each of the Parties acknowledges that the Parties will make available to one another certain documentation, information, and other matters in connection with this Agreement and their respective businesses (collectively, the “Information”). In consideration of entering into this Agreement and receiving the Information, each of the Parties undertakes and agrees that (except to the extent necessary to comply with the requirements of applicable law, rules, and regulations or the rules and regulations of any stock exchange upon which the securities of any Party or any of its Affiliates are listed), whether or not any such Information is strictly confidential or proprietary, not to make any use of the Information for any purpose other than in accordance with this Agreement.

(c) Successors and Permitted Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither WCS nor SHW shall be entitled to transfer any of his or its rights or delegate any of his or its obligations under this Agreement without the prior written consent of WRIL, which may be given or withheld in WRIL’s sole discretion.

(d) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed, interpreted, and enforced in accordance with, the internal laws and not the laws pertaining to choice or conflicts of laws, of the State of Nevada of the United States of America. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts located within the City of Las Vegas or County of Clark, State of Nevada, and any court hearing appeal therefrom, over all suits, actions, or legal proceedings arising out of, based upon, or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”). Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they now have or hereafter may have to any Related Proceeding in such courts, whether on the grounds of venue, residence, or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum. Prior to Closing, (i) WCS shall irrevocably appoint an agent in Macau whose ordinary course of business includes the acceptance of service of process and (ii) SHW shall irrevocably appoint an agent in the Isle of Man whose ordinary course of business includes the acceptance of service of process, for service in each case in connection with any legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Modifications, Amendments, and Waivers. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by all of the Parties. No failure by any Party to (i) object to or act upon any breach by any other Party of any provision of this Agreement, (ii) insist upon strict performance of any of the terms or provisions of this Agreement, or (iii) exercise any option, right, or remedy provided for in this Agreement shall operate or be construed (except as expressly provided in this Agreement) as a waiver or as a relinquishment for the future of the same or any other term, provision, option, right, or remedy provided for in this Agreement. The provisions of this Section 13(e) may not be modified, amended, or waived except in accordance with this Section 13(e).

(f) Not for Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations among the Parties. This Agreement is not intended for the benefit of non-Party creditors and no rights are granted to non-Party creditors under this Agreement.

(g) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid, legal, and effective and to achieve the intent of the Parties to the fullest extent possible and shall be enforced to the fullest extent permitted by law. Any term or provision of this Agreement, or the application thereof to any Party or circumstances, that is determined to any extent or for any reason to be invalid, illegal, or unenforceable in any jurisdiction, shall as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction or in any other circumstances.

(h) No Reliance. Each of the Parties hereby acknowledges that in entering into this Agreement, it has been represented by independent legal counsel and has not relied on any projections of costs, revenues, profits, or distributions; statements as to the possibility of future success; or other similar matters that may have been prepared by any other Party or any of its officers, directors, shareholders, agents, or affiliates. No rule of construction shall apply to the disadvantage of a Party because that Party or its legal counsel was responsible for the preparation of this Agreement or any part of it.

(i) Specific Performance. The Parties agree that it is impossible to measure in money the damages that would accrue to a Party by reason of a failure of any other Party to perform any of his or its obligations under this Agreement. Therefore, if any Party shall institute any action, claim, or legal proceeding to enforce the provisions of this Agreement, any Party against whom such action, claim, or legal proceeding is brought hereby waives the claim or defense that such first Party has an adequate remedy at law and this Agreement may be enforced by injunction or other equitable relief ordered by any court of competent jurisdiction.

(j) Fees and Expenses. Except as may otherwise be agreed between them, all costs and expenses incurred by each Party in connection with this Agreement, the consummation of the Closing, and the enforcement of this Agreement shall be paid by such Party. In any event, WRL and WRIL agree to pay to WCS and SHW an aggregate amount of not less than US$5,000.

(k) Entire Agreement. This Agreement, including its Exhibits, constitutes the entire agreement among the Parties relating to the matters contained in and covered by this Agreement and, except as expressly provided herein, supersedes all prior oral and written and all contemporaneous oral agreements, arrangements, negotiations, commitments, statements, writings, understandings, and undertakings among the Parties with respect thereto.

(l) Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, but all of which together constitute one (1) and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on this 28th day of August, 2004.

SHW:		S.H.W. & CO. LIMITED, an Isle of Man corporation

in the presence of:

By:	/s/ LEUNG WAI PONG	By:	/s/ WONG CHI SENG
Name:	Leung Wai Pong	Name:	Wong Chi Seng
		Title:	Director

WRIL:		WYNN RESORTS INTERNATIONAL, LTD., an Isle of Man corporation in the presence of:

By:	/s/ GRANT R. BOWIE	By:	/s/ STEPHEN WYNN
Name:	Grant R. Bowie	Name:	Stephen A. Wynn
		Title:	Director

WRL:		WYNN RESORTS, LIMITED, a Nevada corporation

in the presence of:

By:	/s/ GRANT R. BOWIE	By:	/s/ STEPHEN WYNN
Name:	Grant R. Bowie	Name:	Stephen A. Wynn
		Title:	Chief Executive Officer

WCS:

in the presence of:

By:	/s/ LEUNG WAI PONG	/s/ WONG CHI SENG
Name:	LEUNG WAI PONG	WONG CHI SENG, an individual